SECOND AMENDMENT TO PRIVATE EQUITY LOAN AGREEMENT

THIS AMENDMENT, made this 28th day of July, 2015, by and between Ken’s Custom Upholstery, Inc. (“Borrower”) and Georgia Peaches, LLC (“Lender”) in regard to the modification of certain terms contained within the Private Equity Loan Agreement and any and all Exhibits attached thereto (“the Original Agreement”).

WITNESSTH:

WHEREAS, Borrower and Lender entered into a Private Equity Loan Agreement and related Exhibits thereto on November 15, 2013 for the advancement of certain monies under certain terms from Lender to Borrower and,

WHEREAS, all monies requested from Lender were advanced to Borrower; and,

WHEREAS, Borrower acknowledges receipt of all monies advanced and acknowledge that such monies are due and payable to Lender on the Original Maturity Date of November 15, 2014; and,

WHEREAS, the Original Agreement does not have any “built-in” extensions whereby Borrower would not be in Default if all monies owed Lender were not paid in full by the Maturity Date or an Amendment is not signed by both Parties; and,

WHEREAS, Borrower and Lender executed the First Amendment to Private Equity Loan Agreement which extended the Maturity Date until May 15, 2015; and,

WHEREAS, Borrower has requested and Lender has agreed to extend the Maturity Date from May 15, 2015 until November 15, 2015.

NOW THEREFORE, in consideration of the Original Agreement, the First Amendment to Private Equity Loan Agreement, and the Recitals above, the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, and the mutual covenants and promises herein contained, it is hereby agreed that:

1.       The Maturity Date of the Original Agreement shall be extended until November 15, 2015.

2.       This Amendment shall be understood to modify the Maturity Date only of the Original Agreement and it is expressly understood by Borrower that in all other respects, the terms contained within the Original Agreement and all Exhibits thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the Lender and Borrower have hereunto set their signature.

LENDER: BORROWER:

GEORGIA PEACHES, LLC Ken’s Custom Upholstery, Inc.

/s/ Daniel P. Gallagher ________________/s/Kenneth Kovie_______________________

Signature Signature

_Daniel P. Gallagher__________________ __Kenneth Kovie______________________

Print Name Print Name

_Authorized Agent____________________ _President____________________________

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